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                                                                    EXHIBIT 24.1

                          DAILEY INTERNATIONAL INC.
                        DAILEY ENERGY SERVICES, INC.
                   DAILEY INTERNATIONAL SALES CORPORATION
                      COLUMBIA PETROLEUM SERVICES CORP.
                   INTERNATIONAL PETROLEUM SERVICES, INC.
             DAILEY ENVIRONMENTAL REMEDIATION TECHNOLOGIES, INC.
                      DAILEY WORLDWIDE SERVICES, CORP.
                      AIR DRILLING INTERNATIONAL, INC.
                         AIR DRILLING SERVICES, INC.

               Secretary's / Assistant Secretary's Certificate

         The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary or Assistant Secretary of each of Dailey International Inc., Dailey Energy Services, Inc., Dailey International Sales Corporation, Columbia Petroleum Services Corp., International Petroleum Services, Inc., Dailey Environmental Remediation Technologies, Inc., Dailey Worldwide Services, Corp., Air Drilling International, Inc. and Air Drilling Services, Inc. (each a "Company" and collectively, the "Companies"), and that, as such, she is familiar with the facts herein certified and is duly authorized to certify the same and does hereby further certify as follows:

         Set forth below is a true and correct copy of a resolution duly adopted by the Board of Directors of each of the Companies on February 9, 1998; such resolution has not been altered, amended, modified or rescinded, remains in full force and effect on the date hereof and constitutes the only resolution of such Board of Directors with respect to the Power of Attorney.

                RESOLVED, that the directors and officers of the Company be and each of them hereby is authorized to execute a Power of Attorney appointing James F. Farr, William D. Sutton and David T. Tighe, and each of them severally, his true and lawful attorney-in-fact with power to act in his capacity as an officer and director of the Company, to execute the Registration Statement (including any amendment and post-effective amendment thereto), and all instruments necessary or advisable to enable the Company to comply with the Securities Act and other federal and state securities laws, in connection with the offer and sale of the Exchange Notes and to file any such documents or instruments with the Commission.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate this 26th day of March, 1998.



                                            /s/ Barbara E. Duren
                                        ----------------------------------------
                                                Barbara E. Duren